NEWSRELEASE
For release after: June 3, 2005 12:00 pm CST
“At the Heart of What Drives Your World.”

REGAL-BELOIT Announces Amendment of Shareholder
Agreement with General Electric Company

June 3, 2005 (Beloit WI): REGAL-BELOIT CORPORATION [NYSE:RBC] announced today that the Company and General Electric Company (“GE”) have agreed to amend their Shareholder Agreement executed in conjunction with the Company’s acquisition of GE’s Heating, Ventilation and Air Conditioning (HVAC)/Refrigeration Motors and Capacitors operations. The parties have agreed to extend by 90 days certain key dates in the Shareholder Agreement, including the date by which the Company must use its commercially reasonable best efforts to complete an offering of a portion of GE’s shares of the Company’s stock. The Company and GE intend to assess general market conditions as well as the Company’s stock price and other relevant factors in determining whether to proceed with an offering during this initial 90-day extension or consider additional extensions or other modifications to the Shareholder Agreement.

Henry W. Knueppel, President and CEO of REGAL-BELOIT CORPORATION, commented, “After assessing market conditions, REGAL-BELOIT and GE mutually agreed to amend certain dates in the Shareholder Agreement to better achieve our desired goals. We intend to work closely together in assessing alternatives for GE under the Shareholder Agreement.”

About REGAL-BELOIT CORPORATION:
REGAL-BELOIT CORPORATION (NYSE:RBC) is a leading manufacturer of mechanical and electrical motion control and power generation products serving markets throughout the world. REGAL-BELOIT is headquartered in Beloit, Wisconsin, and has manufacturing, sales, and service facilities throughout the United States and Canada, as well as in Mexico, India, China and Europe. For more information, visit the company’s website at www.regal-beloit.com.

CAUTIONARY STATEMENT
The following is a cautionary statement made under the Private Securities Litigation Reform Act of 1995: With the exception of historical facts, the statements contained in this press release may be forward looking statements. Forward-looking statements represent our management’s judgment regarding future events. We cannot guarantee the accuracy of the forward-looking statements, and you should be aware that results and events could differ materially and adversely from those contained in the forward-looking statements due to a number of factors, including: unexpected issues and costs arising from the integration of acquired companies and businesses, such as our recent acquisitions of the HVAC motors and capacitors businesses and the Commercial AC motors business from GE; marketplace acceptance of our recent acquisitions, including the loss of, or a decline in business from, any significant customers; unanticipated fluctuations in commodity prices and raw material costs and issues affecting our ability to pass increased costs on to our customers; cyclical downturns affecting the markets for capital goods; substantial increases in interest rates that impact the cost of our outstanding debt; unanticipated costs associated with litigation matters; the success of our management in increasing sales and maintaining or improving the operating margins of our businesses; actions taken by our competitors; difficulties in staffing and managing foreign operations; our ability to satisfy various covenant requirements under our credit facility; and other risks and uncertainties described from time to time in our reports filed with U.S. Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. The forward-looking statements included in this press release are made only as of the date of this release, and we undertake no obligation to update these statements to reflect subsequent events or circumstances.

For more information:
Media: Fritz Hollenbach	Financial: Dave Barta
V.P. Administration & Human Resources	Chief Financial Officer
Telephone: 608/364-8808, X107	Telephone: 608/364-8808, X106
fhollenbach@regal-beloit.com	dbarta@regal-beloit.com